UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2011

BERKSHIRE HILLS BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-51584	04-3510455
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

24 North Street, Pittsfield, Massachusetts	01201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                     (413) 443-5601

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On February 23, 2011, solely to avoid the costs, risks and uncertainties inherent in litigation and to allow stockholders to vote on the proposals required in connection with the merger at the scheduled meeting, Rome Bancorp, Inc. (“Rome Bancorp”) entered into a  memorandum of understanding with plaintiffs’ counsel and other named defendants regarding the settlement of two putative class action lawsuits filed in the Supreme Court of the State of New York, County of the Bronx and the Supreme Court of the State of New York, County of Oneida on behalf of Rome Bancorp’s stockholders following the public announcement of the execution of the Agreement and Plan of Merger, dated October 12, 2010 by and among Berkshire Hills Bancorp, Inc. (“Berkshire Hills”) and Rome Bancorp (the “Merger Agreement”).

As described in greater detail in the definitive proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) on February 2, 2011 (the “Proxy Statement”), on October 18, 2010, Stephen Bushansky filed a stockholder class action lawsuit in the Supreme Court of the State of New York, County of the Bronx, on October 27, 2010, James and Liliana DiCastro filed a stockholder class action lawsuit in the Chancery Court of the State of Delaware, and on November 15, 2010, and Samuel S. Rapasodi filed a stockholder class action lawsuit in the Supreme Court of the State of New York, County of Oneida, each against Rome Bancorp, Berkshire Hills, and the directors of Rome Bancorp.  The lawsuit filed in Delaware was subsequently withdrawn voluntarily.  The active lawsuits purport to be brought on behalf of all of Rome Bancorp's  public stockholders and allege that the directors of Rome Bancorp breached their fiduciary duties to Rome Bancorp's stockholders by failing to take steps necessary to obtain a fair and adequate price for Rome Bancorp's common stock and that Berkshire Hills knowingly aided and abetted Rome Bancorp directors' breach of fiduciary duty.  The lawsuits seek to enjoin the proposed merger from proceeding and seek unspecified compensatory and/or rescissory damages on behalf of Rome Bancorp's stockholders. On December 7 and December 20, 2010, plaintiffs in the Rapasodi and Bushansky actions filed amended complaints repeating their claims regarding the adequacy of the merger price and adding allegations that the disclosures to be provided to Rome Bancorp's stockholders, as set forth in the preliminary S-4 Registration Statement filed with the SEC on November 23, 2010, fail to provide required material information necessary for Rome Bancorp's stockholders to make a fully informed decision concerning the merger.

Under the terms of the memorandum negotiated by Rome Bancorp, Rome Bancorp, the other named defendants and the plaintiffs have agreed to settle the two lawsuits subject to court approval. If the court approves the settlement contemplated in the memorandum, the lawsuits will be dismissed with prejudice. Pursuant to the terms of the memorandum, Rome Bancorp has agreed to make available additional information to its stockholders. The additional information is contained below in this Current Report on Form 8-K and should be read in conjunction with the Proxy Statement. In return, the plaintiffs have agreed to the dismissal of the lawsuits and to withdraw all motions filed in connection with such lawsuits. In connection with the settlement, plaintiffs intend to seek an award of attorneys’ fees and expenses not to exceed $395,000, subject to court approval.  Rome Bancorp and its insurance carrier have agreed to pay the legal fees and expenses of plaintiffs’ counsel, in an amount not to exceed $395,000 and ultimately to be determined by the court. This payment is not being made by Berkshire Hills and will not affect the amount of merger consideration to be paid in the merger. If the settlement is finally approved by the court, it is anticipated that it will resolve and release all claims in all actions that were or could have been brought challenging any aspect of the proposed merger, the Merger Agreement, and any disclosure made in connection therewith (but excluding claims for appraisal under Section 262 of the Delaware General Corporation Law).  There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the court will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated. The details of the settlement will be set forth in a notice to be sent to Rome Bancorp’s stockholders prior to a hearing before the court to consider both the settlement and plaintiffs’ fee application.

The settlement will not affect the merger consideration to be paid to stockholders of Rome Bancorp in connection with the proposed merger between Rome Bancorp and Berkshire Hills or the timing of the special meeting of stockholders of Rome Bancorp scheduled for March 9, 2011 in Rome, New York to vote upon a proposal to adopt the Merger Agreement.  Rome Bancorp and the other defendants deny all of the allegations in the lawsuits and believe the disclosures are appropriate under the law. Nevertheless, Rome Bancorp and the other defendants have agreed to settle the putative class action litigation in order to avoid costly litigation and reduce the risk of any delay to the closing of the merger.

Rome Bancorp and the other defendants have vigorously denied, and continue to vigorously deny, that they have committed or aided and abetted in the commission of any violation of law or engaged in any of the wrongful acts that were or could have been alleged in the lawsuits, and expressly maintain that, to the extent applicable, they diligently and scrupulously complied with their fiduciary and other legal burdens and are entering into the contemplated settlement solely to eliminate the burden and expense of further litigation, to put the claims that were or could have been asserted to rest, and to avoid any possible delay in the consummation of the merger. Nothing in this Current Report on Form 8-K, the Memorandum of Understanding or any stipulation of settlement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT/PROSPECTUS

In the settlement of certain outstanding stockholder lawsuits as set forth in this Current Report on Form 8-K,  Rome Bancorp agreed to make these supplemental disclosures to the Proxy Statement.  These disclosures should be read in connection with the Proxy Statement, which should be read in its entirety.  Defined terms used but not defined herein have the meanings set forth in the Proxy Statement.  Without admitting in any way that the disclosures below are material or otherwise required by law, Rome Bancorp makes the following supplemental disclosures:

The following disclosure supplements the discussion on page 38 of the Proxy Statement by amending and replacing in its entirety the third paragraph of the “Background of the Merger” section.

In the spring of 2010, a director of Rome Bancorp received an unsolicited inquiry from a director of a publicly traded community bank headquartered in New York regarding the possibility of the community bank acquiring Rome Bancorp.  The Rome Bancorp board of directors considered five different financial advisory firms to assist it in evaluating its strategic options, including a possible business combination with the community bank.  The Rome Bancorp board of directors chose Sandler O’Neill because it is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O’Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.  In particular, in the opinion of the Rome Bancorp board of directors, Sandler O’Neill has an excellent reputation for knowledge of and experience with banks in the New York and New England regions.  The board was also familiar with the work of Sandler O’Neill because Sandler O’Neill had periodically updated the board regarding its strategic options from time to time since 2008.  Sandler O’Neill had informal discussions with the financial advisor for the community bank from time to time over the next several months. During this same time period, in order to get a sense of the potential market for a transaction with Rome Bancorp, Sandler O’Neill, based on its extensive knowledge of and experience with banks in New York and New England, also contacted four other banks in the region that Sandler O’Neill believed had both the financial ability and interest in a transaction with Rome Bancorp. On April 12, 2010, the community bank entered into a confidentiality agreement with Sandler O’Neill, pursuant to which Sandler O’Neill agreed to provide the community bank with confidential and proprietary information about Rome Bancorp and the community bank agreed, among other things, to keep such information confidential and not to disclose such information except as set forth in the confidentiality agreement. Confidentiality agreements were later signed with two of the other four banks contacted by Sandler O’Neill.

The following disclosure supplements the discussion on page 40 of the Proxy Statement by amending and replacing in its entirety the first full sentence of the carry-over paragraph.

The board rejected the verbal, non-binding expression of interest from the other bank to acquire Rome Bancorp for a price of $10.00 per share due to the inadequacy of the price offered.

The following disclosure supplements the discussion on page 41 of the Proxy Statement by amending and replacing in its entirety the sixth sentence of the third paragraph.

In addition, Berkshire Hills proposed (and Rome Bancorp did not request) that each outstanding option to purchase shares of Rome Bancorp common stock would be cancelled and cashed out for the greater of the cash-out value of the option or $1.00 per option.

The following disclosure supplements the discussion on page 42 of the Proxy Statement by adding the following new language at the end of the fifth full paragraph.

Over the next several weeks, in addition to reviewing Berkshire Hills’ periodic reports filed with the Securities and Exchange Commission, Rome Bancorp management, SNR Denton US LLP and Sandler O’Neill reviewed over 240 documents regarding topics including, but not limited to, Berkshire Hills’ corporate organization and history, financial statements and accounting systems, investment portfolio, asset quality, compensation and benefits, regulatory profile, and litigation, and conducted interviews with Berkshire Hills’ management team as part of its due diligence review of Berkshire Hills.

The following disclosure supplements the discussion on page 44 of the Proxy Statement by amending and replacing in its entirety the third sentence of the second paragraph.

SNR Denton US LLP discussed the status of negotiations with Berkshire Hills regarding certain provisions of the merger agreement and related documents and summarized the key terms that had been arrived at by the parties, including those related to price, the termination fee of $3.5 million (approximately 4.77% of the aggregate transaction value as of the date the transaction was announced), the ability of the board to consider unsolicited alternative proposals from other parties, and the obligations of the parties to obtain the required regulatory approvals for the transaction.

The following disclosure supplements the discussion on page 49  of the Proxy Statement by amending and replacing in its entirety the first two paragraphs and the table included in the section entitled “Financial Projections.”

In connection with the assessment of Rome Bancorp’s strategic options, Rome Bancorp’s senior management, including its chief financial officer, developed a set of internal financial projections covering the period from July 1, 2010 through December 31, 2011.  Additional projections for the years ending December 31, 2012, 2013 and 2014 were developed based on estimated growth rates for those years.

Rome Bancorp does not, as a matter of course, publicly disclose projections of future revenues or earnings. During the period leading up to the merger agreement, however, Rome Bancorp’s senior management provided the internal financial projections to Rome Bancorp’s board of directors, Rome Bancorp’s financial advisor, Sandler O’Neill, and Berkshire Hills. These internal financial projections are summarized below:

	At or For the Years Ending December 31,
	2010	2011	2012	2013	2014
	(dollars in thousands, except per share amounts)
Total Assets	$323,384	$324,797	$339,439	$353,631	$368,594
Net Loans	$280,337	$285,926	$291,581	$297,345	$303,217
Total Deposits	$221,343	$222,696	$235,189	$247,154	$259,600
Total Shareholders’ Equity	$60,216	$60,051	$60,118	$60,352	$60,795
Tangible Equity/Tangible Assets	18.62%	18.49%	17.71%	17.07%	16.49%
Net Income	$3,407	$3,424	$3,561	$3,703	$3,853
Diluted EPS	$0.52	$0.54	$0.58	$0.61	$0.65
Dividend Per Share	$0.36	$0.36	$0.36	$0.36	$0.36
Common Shares Outstanding	6,608,112	6,443,684	6,282,592	6,121,500	5,964,435

The following disclosure supplements the discussion on page 52 of the Proxy Statement by amending and replacing in its entirety the second paragraph under the heading “Comparable Group Analysis.”

Sandler O’Neill used publicly available information to compare selected financial and market trading information for Rome and a group of financial institutions selected by Sandler O’Neill. The Rome Bancorp peer group consisted of all publicly traded savings banks in New York, Massachusetts and Rhode Island with assets between $250 million and $620 million:

The following disclosure supplements the discussion on page 53 of the Proxy Statement by amending and replacing in its entirety the paragraph below the first table.

Sandler O’Neill also used publicly available information to compare selected financial and market trading information for Berkshire Hills and a group of financial institutions selected by Sandler O’Neill. The Berkshire Hills peer group consisted of all Massachusetts, Rhode Island, Vermont and Maine public banks and thrifts with assets between $1 billion and $5 billion.

The following disclosure supplements the discussion on page 57 of the Proxy Statement by amending and replacing in its entirety the disclosure under the heading “Miscellaneous.”

Sandler O’Neill acted as Rome Bancorp’s financial advisor in connection with the merger and will receive a fee for its services equal to one percent of the aggregate purchase price of the merger, defined as an amount equal to the sum of (a) the product of (1) the consideration agreed to be paid or exchanged for each shares of each class of stock of Rome Bancorp, and (2) the number of shares of Rome Bancorp outstanding immediately preceding the effective time of the merger, plus (b) the product of (1) the number of such shares issuable upon the exercise of any options, warrants or other rights to purchase shares of any class of Rome Bancorp’s securities, all as outstanding on or after the date of the merger agreement, and, without duplication, that are cashed out or exchanged as part of the merger and (2) the consideration to be paid with respect to such underlying shares minus any applicable exercise or strike price.  Sandler O’Neill will also receive a fee of $200,000 for rendering its opinion, which fee shall be credited against the one percent fee referenced above if the merger is completed. Rome Bancorp has also agreed to indemnify Sandler O’Neill against certain liabilities arising out of its engagement. In the ordinary course of our business as a broker-dealer, Sandler O’Neill may purchase securities from and sell securities to Rome Bancorp and Berkshire Hills and their respective affiliates.

During the two years preceding the date of its opinion to Rome Bancorp, Sandler O’Neill had a variety of investment banking relationships with Berkshire Hills, for which it received customary compensation. Such services during this period included acting as financial advisor for Berkshire Hills with respect to certain strategic matters in 2009, for which it was paid approximately $75,000 and as lead underwriter with respect to Berkshire Hills’ two offerings of its equity securities in October 2008 and May 2009, for which Sandler O’Neill was paid approximately $1.5 million and $1.3 million, respectively. In addition, Sandler O’Neill provided a valuation for certain Berkshire Hills equity, for which it has received approximately $25,000.  After signing the merger agreement with Rome Bancorp, Berkshire Hills retained Sandler O’Neill as its financial advisor in its proposed acquisition of Legacy Bancorp, Inc., for which it will receive customary compensation.  The representatives of Sandler O’Neill who represented Berkshire Hills in connection with the proposed acquisition of Legacy Bancorp, Inc. did not represent Rome Bancorp in connection with the merger.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the proposed merger of Berkshire Hills and Rome Bancorp. These statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Berkshire Hills and Rome Bancorp, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Berkshire Hills and Rome Bancorp are engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in documents that Rome Bancorp files with the Securities and Exchange Commission.

Participants in the Solicitation

Berkshire Hills and Rome Bancorp and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Rome Bancorp in connection with the proposed merger. Information about the directors and executive officers of Berkshire Hills is set forth in the proxy statement, dated March 26, 2010, for Berkshire Hills’ 2010 annual meeting of stockholders, as filed with the SEC on Schedule 14A, and incorporated by reference into the Proxy Statement.  Information about the directors and executive officers of Rome Bancorp is set forth in the Proxy Statement under “Information About Rome Bancorp, Inc. - Stock Ownership.”  Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction is set forth in the Proxy Statement under “Description of the Merger - Interests of Certain Persons in the Merger that are Different from Yours.”  Additional information regarding the directors and executive officers of Rome Bancorp is set forth in the proxy statement, dated April 1, 2010, for Rome Bancorp’s annual meeting of stockholders, as filed with the SEC on Schedule 14A.

Additional Information and Where to Find It

In connection with the merger, Rome Bancorp has filed a Proxy Statement with the SEC. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO.  Investors and stockholders may obtain free copies of the Proxy Statement and other documents filed by Rome Bancorp, Inc. at the SEC’s web site at www.sec.gov. The Proxy Statement and such other documents may also be obtained for free from Rome Bancorp by directing such request to:  Rome Bancorp, Inc., 100 W. Dominick Street, Rome, New York 13440, Attn: Corporate Secretary, (315) 336-7300.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Berkshire Hills Bancorp, Inc.
DATE: February 23, 2011	By:	/s/ Michael P. Daly
Michael P. Daly
President and Chief Executive Officer